UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 11, 2016

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Consistent with the Company’s plan to restructure its operations and reduce expenses, the Board of Directors of the Company has authorized management to locate new office space that is significantly more cost-effective and better suited to the Company’s current focus on commercializing Avenova.

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2016, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into a Sublease Agreement (the “Agreement”), pursuant to which Zymergen, Inc., (the “Subtenant”) will sublease 16,465 rentable square feet of real property located at Suite 550, EmeryStation North Building, 5980 Horton Street, Emeryville, California (the “Premises”) from the Company.

The Company leases this property from Emery Station Office II, LLC (the “Landlord”) under that certain Office Lease dated June 3, 2004 between the Company and the Landlord (the “Master Lease”), as amended on June 22, 2004, July 22, 2004, March 25, 2005, September 30, 2006, November 20, 2007, September 1, 2008, March 1, 2012 and April 10, 2013 (collectively, the “Amendments”). The Master Lease, as amended and restated through the September 30, 2006 Amendment, was filed as Exhibit 10.10 to the first amendment to the Company’s Form S-1, dated March 30, 2007, and is incorporated herein by reference. The November 20, 2007 Amendment was filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K, dated March 14, 2008; the September 1, 2008 Amendment was filed as Exhibit 10.1 to the Company’s amended Quarterly Report on Form 10-Q, dated November 14, 2008; the March 1, 2012 Amendment was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, dated August 9, 2012; and the April 10, 2013 Amendment was filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K, dated March 4, 2016. All such Amendments are incorporated herein by reference.

The commencement date under the Agreement is the date the Company vacates the Premises, which shall be no later than October 31, 2016. The expiration date of the Agreement is October 21, 2020, unless earlier terminated pursuant to any provision of the Master Lease, as amended, or the Agreement. The effective monthly base rent rate is $3.55 per square foot, which shall increase three percent (3%) each year on the anniversary date of the Agreement, and the Subtenant will also be responsible for certain additional operating expenses, utilities costs and tax expenses that the Company incurs under the Master Lease, as amended. To off-set certain construction costs, the Company will not charge the Subtenant rent for ninety (90) days of occupancy beginning on the commencement date of the Agreement and shall also abate the Subtenant’s monthly rental payments for January 2018, July 2018, January 2019 and October 2020. The Subtenant is required to make a security deposit in the amount of $197,580, which is the equivalent of three (3) months’ rent based upon the rental amount during the fiftieth (50th) month of the Agreement’s term. The Agreement is conditioned upon obtaining the Landlord’s consent. The foregoing summary of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No. _____________	Description
10.1*	Sublease Agreement by and between NovaBay Pharmaceuticals, Inc. and Zymergen, Inc., dated July 11, 2016

* The exhibits to the Sublease Agreement have been omitted. The Company agrees to furnish a copy of any omitted exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.
(Registrant)

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: July 15, 2016